Exhibit 107

Calculation of Filing Fee Tables

FORM S-1
(Form Type)

METAVERSE ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities*

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit (1)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Units, each consisting of one share of common stock, $0.0001 par value, one right, and one redeemable warrant(2)	457(c)	17,250,000	10.00	172,500,000	0.0000927	$15,990.75
Fees to Be Paid	Equity	Shares of common stock included as part of the units(3)	457(c)	17,250,000	—	—	—	—(4)
Fees to Be Paid	Equity	Rights included as part of the units(4)	457(c)	17,250,000	—	—	—	—(4)
Fees to Be Paid	Equity	Shares underlying rights included as part of the units(3)	457(c)	1,725,000	10.00	17,250,000	0.0000927	$1,599.08
Fees to Be Paid	Equity	Redeemable warrants included as part of the units(3)	457(c)	17,250,000	—	—	—	—(4)
Fees to Be Paid	Equity	Representative’s shares of common stock(3)	457(c)	350,000	10.00	3,500,000	0.0000927	$324.45
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts							$193,250,000
	Total Fees Previously Paid							$0.00
	Total Fee Offsets							$0.00
	Net Fee Due							$17,914.28

(1)      Estimated solely for the purpose of calculating the registration fee.

(2)      Includes 2,250,000 units, consisting of 2,250,000 shares of common stock, 2,250,000 rights, and 2,250,000 redeemable warrants, which may be issued upon exercise of a 30-day option granted to the underwriters to cover over-allotments, if any.

(3)      Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(4)      No fee pursuant to Rule 457(g).

Table 2: Fee Offset Claims and Sources

N/A